UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):                    September 7, 2010
Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio		43054

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	614-289-5360
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On September 7, 2010, Commercial Vehicle Group, Inc. (the “Company”) entered into a third amendment (the “Third Amendment”) to the Loan and Security Agreement (the “Loan and Security Agreement”), dated as of January 7, 2009, by and among the Company, certain of the Company’s direct and indirect U.S. subsidiaries, as borrowers, and Bank of America, N.A., as agent (the “Agent”) and lender.
Pursuant to the Third Amendment, the applicable margin for borrowings by the borrowers was amended to reduce the applicable margin and include grid pricing based upon the Company’s fixed charge coverage ratio for the most recently ended fiscal quarter:

		Domestic Base	LIBOR
Level	Ratio	Rate Loans	Revolver Loans

III	≤ 1.25 to 1.00	2.00%	3.00%
II	≥ 1.25 to 1.00 but < 1.75 to 1.00	1.75%	2.75%
I	≥ 1.75 to 1.00	1.50%	2.50%
Until delivery of the financial statements and corresponding compliance certificate for the fiscal year ending December 31, 2010, the applicable margin shall be set at Level II. Thereafter, the applicable margin shall be subject to increase or decrease following receipt by the Agent of the financial statements and corresponding compliance certificate for each fiscal quarter. If the financial statements or corresponding compliance certificate are not timely delivered, then the highest rate shall be applicable until the first day of the calendar month following actual receipt. The Agreement was also amended to delete the definition of “Margin Reduction” in its entirety.
In addition, the unused commitment fee was reduced to (i) .875% per annum during any fiscal quarter in which the aggregate average daily unused commitment is equal to or greater than 50% of the revolver commitments or (ii) .625% per annum times the unused commitment during any fiscal quarter in which the aggregate average daily unused commitment is less than 50% of the revolver commitments.
In addition, the Third Amendment contained amendments to certain of the restrictive covenants, including increases in the general basket for indebtedness, the general basket for investments and the basket for permitted foreign investments.
A copy of the Third Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Amendment No. 3 dated as of September 7, 2010 to Loan and Security Agreement, dated as of January 7, 2009, by and among Commercial Vehicle Group, Inc., as Borrower, certain of the Company’s subsidiaries, as guarantors, the financial institutions party to thereto, as lenders, and Bank of America, N.A. as agent for lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
September 8, 2010	By:	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 3 dated as of September 7, 2010 to Loan and Security Agreement, dated as of January 7, 2009, by and among Commercial Vehicle Group, Inc., as Borrower, certain of the Company’s subsidiaries, as guarantors, the financial institutions party to thereto, as lenders, and Bank of America, N.A. as agent for lenders.